                                                                   Exhibit 10.11



                            LEASE FOR BRANCH BANK

         This Lease Agreement ("Agreement") made and entered into this 14th day of May, 1997, by and between ARTHUR K. KNUDSEN, JR. and CHRISTIE K. KNUDSEN, hereinafter referred to as "Landlord", and SOUTH FLORIDA BANK, a state banking association, hereinafter called "Tenant".


                              W I T N E S S E T H:
         WHEREAS, Landlord and Tenant wish to enter into an agreement wherein the Landlord leases to the Tenant real property for use as a branch bank location, ("premises"), and

         WHEREAS, Landlord and Tenant desire to set forth in writing the terms and conditions of their agreement regarding the lease of the Premises.

         NOW, THEREFORE, for and in consideration of the above-stated premises and other valuable considerations, the Landlord and Tenant agree as follows:

         1.      PREMISES.

         The Landlord leases to the Tenant for its exclusive use the tract of land situate in Lee County, State of Florida having the street address of 15280 McGregor Blvd., Fort Myers, Florida, together with the existing improvements thereon, said Premises being outlined on the plot plan and legal description ("Exhibit A") attached hereto and by reference made a part hereof. The Premises include all of the Landlord's easements or other rights to utilize driveways and streets existing now or in the future, located on Landlord's adjacent land, reasonably required for driveways and approaches to and from abutting highways and parking lots for the use and benefit herein of the leased Premises and the improvements thereon.

         2.      TERM.

         The initial term of the Lease shall be for a period of five (5) years, commencing July 1, 1997 and ending at 11:59 p.m. June 30, 2002.

         3.      OPTION TO EXTEND.

         Landlord grants to Tenant the option, if Tenant is not in default under the terms of this Agreement, to renew this Agreement for two consecutive periods of five (5) years each under the same terms and conditions herein contained. Tenant shall give the Landlord three (3) months advance written notice of its election to exercise such options prior to the end of the initial term hereof, or of any extended term.

         4.      RENT.

         During the initial year of the base five (5) year term of this Lease, the Tenant shall pay to Landlord as rent for the herein leased premises the following sums:

                 a. On the first day of July, 1997 and the first day of each month thereafter up to but not including November 1, 1997, the rental amount of $1,250.00, plus sales tax, shall be due.

                 b. Beginning on November 1, 1997 and then on the first day of each and every month thereafter for the remainder of the first year of this Lease, a rental in the amount of $2,500.00 per month, plus sales tax, shall be due.

         The base rental for the second, third, fourth and fifth years of the base term of this Lease plus any extension thereof, shall be not less than $2,500 per month plus sales tax. However, commencing with the second year of the base term of this Lease, the monthly rental under this Agreement, shall be annually increased by three percent (3%) per annum during such base term.

         5.      ESCALATED RENTAL FOR RENEWAL TERMS.

         In the event Tenant renews for an additional term or terms, the rent for the first year of a renewal term shall not increase above the rent for the immediately preceding year. The rent for subsequent years during a renewal term shall be annually increased by three percent (3%) per annum.

         6.      MCGREGOR CONSTRUCTION PERIOD.

         The rental for the Premises shall be reduced by 50% during construction activity on McGregor Boulevard improvements adjacent or near the Premises or on the new driveway to be constructed by Landlord over the currently existing grassy area between the paved portion of the leased premises and Wendy's leased premises lying adjacent on the Westerly side (as is shown upon the attached Exhibit A). The reduced rental period shall begin when the construction interferes with access to the Tenant's business, as determined in the reasonable judgment of Tenant. In no event shall the reduced rental period exceed 6 months.

         7.      NET LEASE.

         This Agreement is a "net lease" and, except as herein provided, Tenant shall pay Landlord the net annual rent, free of any charges, assessments, impositions or deductions.

         8.      USE OF PREMISES.

         The Tenant intends to use the Premises for a bank branch facility, with a drive-thru teller facility ("Intended Use") and such other lawful purposes as are consistent with the Tenant's corporate charter and the rules and regulations of the regulatory authorities which have jurisdiction over the Tenant and the Premises.

         9.      MAINTENANCE.

         Landlord shall be responsible for repair to or replacement of any basic structural components of the building and the roof. With regard to the HVAC, plumbing, sprinklers, and electrical systems, Tenant shall pay for any repairs or replacement expenses up to the sum of $250.00 per a particular repair or replacement problem, but in no event to exceed a cumulative expense of $2,000 per calendar year. The Landlord shall pay the amount of any such particular bill for any particular problem which is in excess of $250.00, or which exceeds the yearly cumulative limit.

         Tenant shall pay for utilities, land maintenance, janitorial service, trash disposal, regular pest control, and repair and maintenance of the interior of the building, drive-thru facility, and parking lot (but not for costs or repairs related to the construction described in 6(a) above) as may be necessary to maintain said premises in condition similar to its present condition. However, Landlord shall be obligated to replace any portion of the electric, plumbing, or air conditions systems which fail so that replacement of all or any portion is required to restore said systems to normal operation provided that if such expenses is less than $250.00, such expense shall be paid by Tenant, subject to its yearly cumulative limit. Landlord shall be responsible for all termite treatment and eradication.

         10.     ASSIGNMENT.

         With the prior consent of the Landlord, which consent will not be unreasonably delayed or withheld, the Tenant may assign this Agreement or sublet the Premises provided the Premises shall be used for purposes similar to Tenant's Intended Use or other lawful purpose. An assignment or subletting with the consent of the Landlord shall not release the Tenant from its primary obligation under this Agreement.

         11.     TAXES.

         During the term of this Agreement, and for such further time as the Tenant or any person claiming under it shall hold the Premises or any part thereof, Landlord shall pay and discharge the annual installment of all real estate taxes charged or imposed upon the Premises, or upon any of the improvements erected thereon. Tenant shall pay any and all taxes imposed upon its personal property located in and about the premises and any other taxes imposed upon it as an entity including sales taxes on the rent and shall pay all utility charges.

         12.     TITLE STATUS.

         The Landlord represents that they own the Premises in fee simple, subject only to easements and restrictions that will not interfere with the Tenant's Intended Use of the Premises and that they have the full right, power and authority to enter into this Agreement for the term granted.

         Tenant shall have a priority interest in the Premises described herein subject only to exceptions or qualifications set forth in and permitted by this Agreement.

         13.     EMINENT DOMAIN.

                 a. In the event all of the Premises, or such a portion thereof as will make the Premises unsuitable for the Intended Use, is condemned for any public or quasi-public use or purpose by a legally constituted authority, then in either of such events, the Tenant may terminate this Agreement on the date when possession is taken by such public or quasi-public authority. Upon termination the rent and other Tenant obligations shall be prorated as of the date when possession is taken.

                 b. In the event only a portion of the Premises is taken, such that the remaining portion is still suitable for the purposes set forth herein, then and in that event, the rent and other charges provided by this Agreement shall be adjusted to reasonably reflect the decrease, if any, in utilization of the Premises by the Tenant. If the Landlord and the Tenant cannot agree, with regard to the decrease in rent and other charges, the issue regarding rental adjustment shall be decided by arbitration through the utilization of and in accordance with the rules of the American Arbitration Association. The decision of the arbitrator may include any apportionment of arbitration proceeding costs, including reasonable attorneys' fees, and shall be enforceable by courts of appropriate jurisdiction.

                 c. In the event of a total taking of the demised premises by either condemnation or the threat thereof, the Landlord shall be entitled to all of any award for land and/or Landlord's building and improvements taken, except to the extent that Landlord's award is increased by Tenant's leasehold improvements. The Tenant shall retain its right to claim against the condemnor for any actual damages it suffers caused by such taking.

         In the event of any partial taking of the demised Premises by either condemnation or the threat thereof, the Landlord shall be entitled to any award for land and Landlord's improvements actually taken, except to the extent that Landlord's award is increased by Tenant's leasehold improvements. Any award for severance damages to the remainder shall also inure exclusively to the Landlord; provided, however, that the Landlord shall use all of the portion of the severance damages award which has been awarded to cover a cost to cure in order to attempt to remedy the injury caused to the remainder to the fullest extent possible or to otherwise improve the Premises. The Tenant shall retain the right to claim against the condemnor any entitlement to business damages and/or special damages it actually suffers by said partial taking.

                 d. Notwithstanding the above, if an eminent domain proceeding results in the loss of parking spaces at the Premises, Tenant shall receive the damages attributable to such loss. Further, Landlord shall not settle any eminent domain proceeding related to the taking of any portion of the Premises without obtaining the consent of Tenant.

         14.     ATTORNMENT AND SUBORDINATION.

         Tenant agrees to subordinate this Agreement and its leasehold interest to the lien of any deeds of trust, mortgages of the lien resulting from any other method of financing or refinancing placed upon the Premises by the Landlord with a reputable lending institution authorized to do business in the State of Florida, to any advances made thereunder and to all other amounts secured thereby, and all renewals, replacements, modifications, consolidations and extensions thereof. Provided, however, such subordinations shall only be effective if the Landlord first obtains an agreement for the benefit of the Tenant from the proposed mortgagee, beneficiary or secured party to the effect that upon obtaining title to the Premises through foreclosure, conveyance in lieu of foreclosure or otherwise, such mortgagee, beneficiary or third party shall be substituted for the Landlord hereunder, and such mortgagee, beneficiary or secured party and the Tenant shall be in the relationship of landlord tenant under the provisions of this Agreement, and this Agreement shall remain in full force and effect.

         15.     INDEMNIFICATION.

         Each party agrees to indemnify and save harmless the other from and against any and all liability, liens, claims, damages, expenses, fees, fines, penalties, suits proceedings, actions and causes of action of any kind and nature arising or growing out of or in any way connected with the party's ownership, use, occupancy, management or control of the Premises and the improvements thereon, or which may be the result of any breach, violation or non-performance of any covenant, condition or agreement contained in the Agreement. The Tenant will at its expense defend any and all actions, suits or proceedings which may be brought against the Landlord or in which the Landlord may be impleaded with others in any such action or proceedings arising out of the use or occupancy of the Premises and the improvements by the Tenant, and the Tenant will satisfy, pay and discharge any and all judgments, orders and decrees that may be entered against the Landlord in such action or proceeding to which the Landlord may be a party. Provided, however, nothing herein contained shall be construed or considered to require the Tenant to indemnify or save the Landlord harmless as the result of any negligence or breach of duty, either express or implied, or as a matter of contract or by law, by the Landlord or any agent, employee, licensee or other representative of the Landlord.

         16.     CONSTRUCTION LIENS.

         Any consents Landlord gives to Tenant to allow Tenant to construct building improvements on the Premises or to make any alterations or additions thereto shall not be deemed improvements required by an agreement between Landlord and Tenant, within the meaning of the Florida Construction Lien Law. All contractors, subcontractors, mechanics, laborers, materialmen and others who perform any work, labor or services, or furnish any materials or otherwise participate in any improvements to the Premises, and who are not acting pursuant to a direct contract with Landlord, are hereby given notice that Tenant is not authorized to subject Landlord's interest in the Premises to any claim for construction, mechanics, laborers, materialmen's liens, or other liens, and all persons dealing directly or indirectly with Tenant may not look to the Premises as security for payment.

         If any construction or other liens shall be filed against the Premises or any improvements thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished or to be furnished to or for the Tenant at the Premises or by reason of any charges, alterations, or additions or costs or expenses thereof, or any contract relating thereto, the Tenant shall, within 30 days after written notice from Landlord, either pay or bond the same or procure the discharge thereof in such manner as may be provided by law. The Tenant shall also defend on behalf of the Landlord at the Tenant's sole cost and expense, any action, suit or proceedings which may be brought thereon or for the enforcement of such lien or liens, and the Tenant shall pay any damage and discharge any judgment entered thereon and same harmless the Landlord from any claim or damage resulting therefrom.

         17. INSURANCE ON BUILDING AND OTHER IMPROVEMENTS AND DAMAGE TO OR DESTRUCTION OF IMPROVEMENTS.

         Landlord shall carry appropriate hazard insurance coverage on the building including the drive-thru facility. If the building or drive-thru facility shall be rendered unsuitable for the intended use by fire or other casualty to the extent that Tenant is not able to reasonably conduct business on the premises, Landlord shall cause the damage to be repaired as soon as possible and in any event within a period of 120 days after the damage is incurred. The rental obligation of the Tenant shall abate during the period of time at takes to repair the damage.

         18.     OTHER INSURANCE.

         Tenant will, at all times during the term hereof (at its own expense), purchase, maintain, and keep in force for the mutual benefit of Landlord and Tenant, general public liability insurance against claims for personal injury, death or property damage occurring in, on or about the Premises, or sidewalks adjacent to the Premises, arising from or related to the acts or failures to act of Tenant's employees, agents, licensees or invitees. The insurance shall afford protection to a cumulative single limit of the minimum amount of One Million Dollars ($1,000,000.00) for any one occurrence. The insurance policies shall provide and require that the insurers give each party at least thirty
(30) days' notice prior to cancellation. The Landlord understands the Tenant may satisfy its insurance requirements by use of a blanket policy insuring a number of the Tenant's branch locations. Tenant shall deliver to Landlord Certificates of Insurance for any insurance policies required by this Lease upon request, as evidence of the compliance with the terms and provisions herein contained. Each of the insurance policies shall be issued by a financially responsible (Best Rating of A+XII) company or companies authorized to do business in the State of Florida.

         19.     LANDLORD'S COVENANT OF QUIET ENJOYMENT.

         Landlord covenant and warrant that so long as Tenant is not in default under the conditions and during the term of this Agreement and any extension of said term, Tenant's quiet and peaceable enjoyment of the Premises shall not be disturbed or interfered with by any one claiming by, through or under Landlord.

         20.     PERSONAL PROPERTY AND FIXTURES.

         Notwithstanding anything to the contrary herein contained, the Tenant shall, at the termination of the lease term, by the lapse of time or otherwise, remove its personal property and banking fixtures from the Premises.

         During the term, the Tenant shall retain title to all improvements placed on the Premises by the Tenant. Upon the expiration of the term, the building improvements (except the modular facility, removable personal property and banking fixtures), shall remain on and become a part of the Premises, and shall be owned by the Landlord.

         21.     NOTICE OF LEASE.

         At the option of the Tenant, a short form of lease shall be prepared in recordable form and recorded in the Public Records of

Lee County. The short form lease shall give notice of the Tenant's interest in the Premises and of its rights under this Agreement, and hereto and made a part hereof by this reference.

         22.     SIGNS.

         Subject to the reasonable approval of the Landlord, the Tenant shall have the right to place on, in and about the Premises such signs, logos and other Tenant identification and direction markers as may be deemed necessary by the Tenant for the proper identification of the Tenant and the operation of banking business on the Premises. Landlord agrees not to unreasonably delay or withhold approval of such signs and further agree the use of the South Florida Bank logo (or any future substitution thereof) is approved. Tenant shall be entitled to signage at least equivalent in size and number to that used by SunTrust during its occupancy of the Premises.

         23.     ALTERATIONS.

         Tenant may, upon consent by Landlord, which consent shall not be unreasonably withheld, make such alterations, additions or improvements to the Premises, or any part thereof, as the Tenant deems reasonably necessary for a full utilization of the Premises for the Intended Use. Provided, however, such alterations, additions or improvements shall not materially impair or interfere with the Landlord's ability to utilize the Landlord's remaining contiguous property, if any. Provided further, Tenant shall not make structural or other alterations or any alterations affecting the facade of the building improvements without Landlord's consent, which consent shall not be unreasonably withheld.

         24.     DEFAULT.

         The following events shall be Tenant defaults:

         Failure to pay the rent promptly when the same shall become due and payable.

         The Tenant shall materially fail to fully and promptly perform or comply with any term, provision, covenant or agreement of this Agreement other than the payment of rent.

         The Tenant shall become insolvent or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

         A receiver or trustee or liquidator shall be appointed for all or substantially all the assets of Tenant.

         25.     DEFAULT REMEDIES.

         In the event of a material default by the Tenant, and upon the failure of the Tenant to substantially cure any such default within the times permitted, the Landlord shall have the option of terminating this Agreement by written notice of the election of such option to the Tenant, such termination to be effective thirty (30) days after receipt of such written notice by the Tenant. Upon termination of this Agreement as provided in this paragraph, the Landlord may thereafter peaceably resume possession of the Premises, or may institute such legal action as may be appropriate to resume possession of the Premises. Upon termination of this Agreement, the Landlord may relet the Premises, in whole or in part, and may apply any rent therefrom first to the payment of any loss, cost or expense, including reasonable attorneys' fees incurred by the Landlord by reason of the Tenant's default, and the balance of any such rent shall be applied to the remaining sums then due from the Tenant to the Landlord. The Landlord shall have such further rights and remedies as may be available to the Landlord with respect to the collection of rent or possession of the Premises as may be provided under the laws of the State of Florida.

         26.     PERFORMANCE BY NON-DEFAULTING PARTY.

         In the event either party fails to perform under the provisions of this Agreement after notice and reasonable time for performance, the other party may, at its option, take whatever reasonable action is deemed necessary to cure the failure to perform, and the defaulting party agrees to pay the non-defaulting party for all damages, costs, fees, expenses, judgments, charges and reasonable attorneys' fees incurred by the non-defaulting party in exercising the option herein granted. In the event the Tenant is the non-defaulting party and the Tenant exercises its option to perform for and on behalf of the Landlord, the Tenant may set off against its rental obligations any amounts, costs, fees, expenses, charges and reasonable attorneys' fees incurred by the Tenant in connection with the exercise of its option to perform for and on behalf of the Landlord. Tenant's right of performance for and on behalf of Landlord includes the right to cure any asserted default or mortgages encumbering the Premises, and upon such curative acts the Tenant will be subrogated to the mortgagee's rights and remedies.

         27.     ATTORNEYS' FEES.

         The defaulting party agrees to pay to the nondefaulting party any costs and reasonable attorneys' fees, including any appellate attorneys' fees, which may be incurred by the nondefaulting party in the enforcement of any of the terms and conditions of this Agreement.

         28.  TENANT REVIEW OF LANDLORD IMPROVEMENTS.

         Landlord shall not make alterations to the Premises, including the driveways and parking areas, without first obtaining Tenant's consent, which consent shall not be unreasonably delayed or withheld.

         29.     LANDLORD GUARANTEE OF IMPROVEMENTS AND ACCESS.

         The new driveway improvements described in Section 6 shall be promptly constructed by Landlord, at its expense, to coordinate with planned improvements and changes to McGregor Boulevard. Landlord represents that the new driveway improvements will be promptly completed. Further, Landlord represents that the driveway improvements will be located on the Premises, or if on other property, the Landlord will guarantee necessary rights of ingress and egress over such property, obtain satisfactory documentation of such rights of the Tenant, and indemnify Tenant for any loss or expense incurred due to Landlord's failure to provide such rights to Tenant.

         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals, the day and year first above written.


Signed, Sealed and Delivered             LANDLORD:
In the Presence of:


/s/  Denise Guillemette                  /s/  Arthur K. Knudsen, Jr.
--------------------------------         ------------------------------------
1st Witness                              Arthur K. Knudsen, Jr.
Print Name: Denise Guillemette
           ---------------------

/s/ Carolyn Fox Lambert                  /s/ Christie K. Knudsen
--------------------------------         ------------------------------------
2nd Witness                              Christie K. Knudsen
Print Name: Carolyn Fox Lambert
           ---------------------

STATE OF FLORIDA
COUNTY OF LEE

         The foregoing instrument was acknowledged before me this 8th day of May, 1997, by Arthur K. Knudsen, Jr. and Christie K. Knudsen, who are personally known to me or who have produced _________________________________ as identification.

                                            /s/ Carolyn Fox Lambert
                                            ----------------------------------
                                            Notary Public
                                            Print Name: Carolyn Fox Lambert

                                                      [SEAL]

                                            TENANT:

Signed, Sealed and Delivered                South Florida Bank
In the Presence of:

/s/ Suzanne F. Hughes                       By:  /s/ William Valenti
--------------------------------                -------------------------------
1st Witness                                     William Valenti, President
Print Name: Suzanne F. Hughes

/s/ Betty G. Kersten
--------------------------------
2nd Witness
Print Name: Betty G. Kersten

STATE OF FLORIDA
COUNTY OF LEE

         The foregoing instrument was acknowledged before me this 14th day of May, 1997, by William Valenti, President of South Florida Bank, a State Banking Association, on behalf of said bank, who is personally known to me or who has produced ________________________________________ as identification.


                                               /s/ Suzanne F. Hughes
                                               -----------------------------
                                               Notary Public
                                               Print Name: Suzanne F. Hughes

                                  EXHIBIT "A"


The following described real property situate in Lee County, Florida:

Beginning at the Northwest corner of the South half of the Northeast quarter of
Section 31, Township 45 South, Range 24 East then run South along the center line of said Section 31 a distance of 25 feet to the Southern boundary line of the Iona Road right of way; then run East along the Southern boundary line of the Iona Road right of way a distance of 600 feet more or less to the point of intersection with the Westerly boundary line of the McGregor Boulevard right of way and the point of beginning of the land herein leased; thence run Southwesterly along the Westerly boundary line of the McGregor Boulevard right of way a distance 320 feet; thence run Northwesterly at right angles to the Westerly boundary line of the McGregor Boulevard road right of way a distance of 140 feet; thence deflect to the right 20 degrees from the last mentioned course and run a distance of 100 feet more or less to the Southern boundary line of the Iona Road right of way; thence East along the Southern boundary line of the Iona Road right of way a distance of 375 feet more or less to the point of beginning of the land herein leased, LESS Road Rights-of-Way of Iona Road and McGregor Boulevard as of the date of this Lease.




                                                  [MAP]

                                     [MAP]

This instrument prepared by:
Garey F. Butler, Esq.
HUMPHREY & KNOTT, P.A.
1625 Hendry Street, Suite 301
Fort Myers, FL  33901
(941) 334-2722



                             MEMORANDUM OF LEASE

LANDLORD:        ARTHUR K. KNUDSEN, JR., and CHRISTIE K. KNUDSEN
                 Post Office Box 1470
                 Fort Myers, FL  33902

TENANT:          SOUTH FLORIDA BANK
                 2017 McGregor Boulevard
                 Fort Myers, FL  33901

         This memorandum acknowledges and incorporates by reference the terms of that certain lease ("Lease") dated May 14, 1997, between Landlord and Tenant in which the real property located at 15280 McGregor Boulevard, Fort Myers, and more particularly described on attached Exhibit A is leased to Tenant.

         The initial term of the Lease begins July 1, 1997, and ends June 30, 2002. Tenant may extend the Lease until June 30, 2012.


WITNESSES:                               LANDLORD:

/s/  Carolyn Fox Lambert                  /s/  Arthur K. Knudsen, Jr.
--------------------------------         ------------------------------------
1st Witness                              ARTHUR K. KNUDSEN, JR.
Print Name: Carolyn Fox Lambert
           ---------------------

/s/ Jacqueline K. Marable
--------------------------------
2nd Witness
Print Name: Jacqueline K. Marable
           ---------------------

/s/  Carolyn Fox Lambert                  /s/  Christie K. Knudsen
--------------------------------         ------------------------------------
1st Witness                              CHRISTIE K. KNUDSEN
Print Name: Carolyn Fox Lambert
           ---------------------

/s/ Jacqueline K. Marable
--------------------------------
2nd Witness
Print Name: Jacqueline K. Marable
           ---------------------

STATE OF FLORIDA )
                 )
COUNTY OF LEE    )

         The foregoing instrument was acknowledged before me this 1st day of July, 1997, by Arthur K. Knudsen, Jr., who is personally known to me or has produced ______________________________________ as identification.


                                            /s/ Jacqueline K. Marable
                                            ----------------------------
                                            Notary Public
                                            Print Name: Jacqueline K. Marable

                                                         [SEAL]

STATE OF FLORIDA )
                 )
COUNTY OF LEE    )

         The foregoing instrument was acknowledged before me this 1st day of July, 1997, by Christie K. Knudsen, who is personally known to me or has produced _____________________________________________ as identification.


                                            /s/ Jacqueline K. Marable
                                            ----------------------------
                                            Notary Public
                                            Print Name: Jacqueline K. Marable

                                                         [SEAL]



WITNESSES:                                  TENANT:

/s/ Judith A. Bentley                       SOUTH FLORIDA BANK
------------------------------
1st Witness
Print Name: Judith A. Bentley               By: /s/ William Valenti
                                               ----------------------------
                                               William Valenti, President
/s/ Sharon M. Landel
------------------------------
2nd Witness
Print Name: Sharon M. Landel


STATE OF FLORIDA          )
                          )
COUNTY OF LEE             )

         The foregoing instrument was acknowledged before me this 14th day of July, 1997, by William Valenti, President of South Florida Bank. Mr. Valenti is personally known to me or has produced ___________________________________
as identification.



                                            /s/ Betty G. Kersten
                                            ----------------------------
                                            Notary Public
                                            Print Name: Betty G. Kersten

                                                         [SEAL]

                                  EXHIBIT "A"


The following described real property situate in Lee County, Florida:

Beginning at the Northwest corner of the South half of the Northeast quarter of
Section 31, Township 45 South, Range 24 East then run South along the center line of said Section 31 a distance of 25 feet to the Southern boundary line of the Iona Road right of way; then run East along the Southern boundary line of the Iona Road right of way a distance of 600 feet more or less to the point of intersection with the Westerly boundary line of the McGregor Boulevard right of way and the point of beginning of the land herein leased; thence run Southwesterly along the Westerly boundary line of the McGregor Boulevard right of way a distance 320 feet; thence run Northwesterly at right angles to the Westerly boundary line of the McGregor Boulevard road right of way a distance of 140 feet; thence deflect to the right 20 degrees from the last mentioned course and run a distance of 100 feet more or less to the Southern boundary line of the Iona Road right of way; thence East along the Southern boundary line of the Iona Road right of way a distance of 375 feet more or less to the point of beginning of the land herein leased, LESS Road Rights-of-Way of Iona Road and McGregor Boulevard as of the date of this Lease.